2014 Second Quarter Earnings Call May 9, 2014 www.BeaconRoofingSupply.com 0% 20% 40% 60% 80% 100% 2014 2013 16.4% 15.8% 35.3% 33.4% 48.3% 50.8% Residential Roofing Non-Residential Roofing Complementary $- $50 $100 $150 $200 $250 $300 $350 $400 $450 2014 2013 $384.9 $416.3 $86.8 $99.7 Sales Gross Profit / Margin 1 Quarterly Results Existing Market Product Mix Northeast (22.3)% Mid-Atlantic (14.1)% Southeast 8.8% Southwest 1.3% Midwest (17.5)% West 12.1% Canada (3.7)% Total (7.5)% Organic Sales Growth (Decline) $ in millions Existing Market results above exclude branches acquired after the beginning of last year’s fourth quarter. 23.9% Existing Market Sales, Gross Profit & Gross Margin 22.6% Note: Some totals above may not foot due to rounding.

2014 Second Quarter Earnings Call May 9, 2014 www.BeaconRoofingSupply.com 2 $ in millions 15.5% of Sales $- $20 $40 $60 $80 $100 $120 2014 2013 $104.0 $97.7 27.0% of Sales 23.5% of Sales Existing Market Operating Expenses Quarterly Results New Greenfield branch investments 3.9$ Incr. to allowance for uncollectible accts 1.4 Health insurance costs 0.8 Other 0.2 Total 6.3$ Operating Expense Incr. (Decr.) Note: Some totals above may not foot due to rounding.

2014 Second Quarter Earnings Call May 9, 2014 www.BeaconRoofingSupply.com 0% 20% 40% 60% 80% 100% 2014 2013 14.4% 14.5% 38.2% 36.2% 47.4% 49.3% Residential Roofing Non-Residential Roofing Complementary $- $100 $200 $300 $400 $500 $600 $700 $800 $900 2014 2013 $883.9 $897.5 $202.0 $219.0 Sales Gross Profit / Margin 3 Year - to - Date Results Northeast (9.3)% Mid-Atlantic (8.1)% Southeast 12.4% Southwest 2.9% Midwest (3.1)% West 18.8% Canada (6.8)% Total (1.5)% Organic Sales Growth (Decline) $ in millions Existing Market results above exclude branches acquired after the beginning of last year’s fourth quarter. 24.4% Existing Market Sales, Gross Profit & Gross Margin 22.9% Existing Market Product Mix Note: Some totals above may not foot due to rounding.

2014 Second Quarter Earnings Call May 9, 2014 www.BeaconRoofingSupply.com 4 $ in millions 15.5% of Sales $- $50 $100 $150 $200 2014 2013 $189.2 $181.2 21.4% of Sales 20.2% of Sales Existing Market Operating Expenses Year - to - Date Results New Greenfield branch investments 6.4$ Health insurance costs 1.1 Incr. to allowance for uncollectible accts 1.1 Other (0.5) Total 8.0$ Operating Expense Incr. (Decr.) Note: Some totals above may not foot due to rounding.

2014 Second Quarter Earnings Call May 9, 2014 www.BeaconRoofingSupply.com 5 $18.0 $ 2.8 $ 33.3 $- $10 $20 $30 $40 2013 2014 Net Income Non-Cash & Working Capital Adjustments $36.1 $20.6 $ in millions Cash Flow From Operations Year - to - Date Results $2.6 Note: Some totals above may not foot due to rounding.